PURCHASE AGREEMENT

      This Purchase Agreement, dated as of the 12 day of May 2005, is by and between Franklin Credit Management Company. (referred to as the "Seller") and Thomas J. Axon the "Purchaser").

                                    RECITALS

      A. Seller owns of record and beneficially 100% of the shares of the issued and outstanding shares of common stock (the "Rockwell Shares") of Rockwell Drilling Company, Inc (the "Company").

      B. Seller owns an interest in certain joint ventures known as the Kingman Energy Minerals Joint Venture, the Kerrick Energy Minerals Joint Venture, and the High Plains Energy Minerals Joint Venture (collectively the "Joint Venture Interests").

      C. The Purchaser desires to acquire from the Seller the Rockwell Shares and the Joint Venture Interests.

      D. The Seller desires to sell and transfer the Rockwell Shares and the Joint Venture Interests to the Purchaser, all upon the terms and conditions hereinafter set forth.

                                    AGREEMENT

      To accomplish such purposes and in consideration of the Recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                 Article I. PURCHASE AND SALE OF SELLER SHARES

Section 1.01 PURCHASE AND SALE. Upon the terms and subject to the conditions set forth in this Agreement, the Seller hereby sells, assigns, conveys, transfers and delivers, free of any liens, encumbrances, or charges the following assets (collectively the "Assets"):

      (a)   The Rockwell Shares.

      (b)   The Joint Venture Interests.

      (c)   Any claims held by Seller against the Company.

      (d) Any claims held by against the following entities: Kerrick Oil and Gas Program Joint Venture; Kerrick Energy Minerals Joint Venture; Kingman Shallow Gas Joint Venture; Kingman Shallow Gas Limited Partnership; Kingman Energy Minerals Joint Venture; High Plains Oil and Gas Program Joint Venture; High Plains Oil and Gas Program Limited Partnership; High Plains Energy Minerals Joint Venture; Kismet Oil and Gas Program Joint Venture; Kismet Oil and Gas Limited Partnership; Energy Mineral Joint Venture.

Section 1.02 PURCHASE PRICE. The purchase price for the Assets payable by the Purchaser shall be $ 30,800, which shall be paid in cash.

Section 1.03 TRANSACTIONAL COSTS. Seller and Purchaser shall each directly pay their own expenses (including, without limitation, attorneys' and accountants' fees and disbursements) incident to this Agreement and the transactions contemplated hereby.

Section 1.04 TAXES. Seller shall be solely responsible for any sales, use, transfer or other similar taxes imposed in respect of the sale of the Assets.

                   Article II. REPRESENTATION AND WARRANTIES

Section 2.01 BY SELLER. The Seller represents and warrants to the Purchaser as follows and acknowledges that the Purchaser is relying on such representations and warranties in connection with the transactions contemplated by this
Agreement:

      a) AGREEMENT AUTHORIZED; BINDING AND ENFORCEABLE. The execution, delivery and performance of this Agreement by the Seller have been duly authorized by all required corporate action on the part of the Seller. This Agreement contains legal, valid and binding obligations of Seller enforceable against Seller in accordance with its terms.

      b) INTERCOMPANY DEBT. Except as otherwise provided herein, there are no liabilities of the Company owing to the Seller or any of its affiliates or liabilities of the Seller or its Affiliates to the Company.

      c) BROKERAGE. Seller has not directly or indirectly engaged any broker, finder, agent or intermediary of any kind to bring about the transactions contemplated by this Agreement, and that no person or entity is entitled to any brokerage commission, finder's fee, agent's commission or other similar compensation in connection with the transactions contemplated by this Agreement.

Section 2.02 BY PURCHASER. The Purchaser represents and warrants to the Seller as follows and acknowledges that the Seller is relying on such representations and warranties in connection with the transactions contemplated by this
Agreement:

      (a) BINDING AND ENFORCEABLE. This Agreement contains legal, valid and binding obligations of Purchaser enforceable against Purchaser in accordance with its terms.

      (b) BROKERAGE. Purchaser has not directly or indirectly engaged any broker, finder, agent or intermediary of any kind to bring about the transactions contemplated by this Agreement, and that no person or entity is entitled to any brokerage commission, finder's fee, agent's commission or other similar compensation in connection with the transactions contemplated by this Agreement.

      d) REVIEW OF INFORMATION. Purchaser has received and reviewed to its satisfaction all the available information regarding the Assets and the Company.

      e) DECISION TO PURCHASE. The Purchaser is a sophisticated investor and his decision to purchase is based on its own independent expert evaluation. The Purchaser has not relied in entering into this Agreement upon any oral or written information from the Seller or any of its respective employees, affiliates, agents or representatives other than the representations and warranties of the Seller contain herein.

      f) ASSETS SOLD AS IS. The Purchaser acknowledges and agrees that, except for warranties and representations set forth in this Agreement, the Seller has not and does not represent, warrant or covenant the nature, accuracy, completeness, enforceability or validity of the Assets, any assets of the Company or any documentation, information, analysis and/or correspondence, if any, related to the Assets or the Company. The Assets are sold, transferred, assigned and conveyed to the Purchaser on an "as is, where is" basis, with all faults.

      g) ECONOMIC RISK. The Purchaser acknowledges that the Assets and the assets of the Company may have limited or not liquidity and the Purchaser has the financial wherewithal to own the Assets for an indefinite period of time and to bear the economic risk of an outfight purchase of the Assets and a total loss of the purchase price.

      h) EXISTING OBLIGATIONS. The Purchaser acknowledges that the Company has been appointed liquidator under a confirmed plan of reorganization entered in a proceeding styled: Tascosa Petroleum Corporation, United State Bankruptcy Court For The District Of Kansas, Case No. 93-10917. The Purchaser further acknowledges that the Company has ongoing obligations pursuant to such plan of organization.

                      Article III. POST-CLOSING COVENANTS

Section 3.01 INDEMNIFICATION BY PURCHASER. The Purchaser agrees to indemnify and hold the Seller harmless from and against any and all monetary loss, liability, obligation, damage, cost or expense (including, without limitation, reasonable attorney's fees and disbursements) incurred or suffered by or asserted against the Seller or any of its respective Affiliates, including but not limited to their respective officers, directors, agents and employees, directly or indirectly as a result of or in connection with

      (a) the breach by the Purchaser of any representation or warranty made in this Agreement; or

      (b) the breach by the Purchaser of, or the failure of the Purchaser to perform, any of its covenants or obligations contained in this Agreement;

      (c)   any claims brought against Seller related to the Assets; and,

      (d) any claim brought against Seller based the Company's actions or inactions as Liquidator under a confirmed plan of reorganization entered in a proceeding styled: Tascosa Petroleum Corporation, United State Bankruptcy Court For The District Of Kansas, Case No. 93-10917.

Section 3.02 INDEMNIFICATION BY SELLER The Seller agrees to indemnify and hold the Purchaser and its directors, officers, agents, employees and shareholders harmless from and against any and all loss, liability, obligation, damage, cost or expense (including, without limitation, reasonable attorney's fees and disbursements) incurred or suffered by or asserted against the Purchaser, the Company, their Affiliates or any of their respective directors, officers, agents, employees and shareholders, directly or indirectly ("Losses"), as a result of or in connection with:

      (a) the breach or inaccuracy of any representation or warranty made by either Seller in this Agreement; and,

      (b) the breach by Seller, or failure of Seller, to perform any of its covenants, conditions or obligations contained in this Agreement.

Section 3.03 SURVIVAL OF REPRESENTATIONS. The representations, warranties and indemnification rights and obligations of contained herein shall survive closing under this Agreement and will continue for the statute of limitation period provided under the laws in effect on the date hereof.

                           Article IV. MISCELLANEOUS

Section 4.01 NOTICES. Any notice, request or demand ("NOTICE") permitted or required to be given by the terms and provisions of this Agreement, or by any law or governmental regulation, either by Seller or Purchaser, shall be in writing and delivered by hand (with evidence of receipt), addressed as follows:

      a) To Seller at No. 6 Harrison Street, Sixth Floor, New York, New York 10016, Attention General Counsel.

      b) To Purchaser at No. 6 Harrison Street, Fifth Floor, New York, New York 10016, Attention Thomas Axon.

Either party hereto may designate a different address for Notices to such party by serving Notice of such change in accordance with this section.

Section 4.02 COMPLETE AGREEMENT. This Agreement sets forth the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements, contracts, promises, representations, warranties, statements, arrangements and understandings, if any, between the parties hereto or their representatives. No waiver, modification, amendment or termination of any provision, term or condition hereof or of any its Exhibits shall be valid unless in writing and signed by the party to be charged therewith, and any such waiver, modification, amendment or termination shall be valid only to the extent therein set forth.

Section 4.03 FURTHER ASSURANCES. Each of the parties hereto shall, from time to time after the date hereof, upon the request of the other party hereto and at the expense of such requesting party, duly execute, acknowledge and deliver or cause to be duly executed, acknowledged and delivered, all such further instruments and documents reasonably requested by the other party to further effectuate the intents and purposes of this Agreement.

Section 4.04 GOVERNING LAW. The validity, performance, construction, interpretation and effect of this Agreement shall be governed by Laws of the State of New York.

Section 4.05 SEVERANCE. If any term of this Agreement or the application thereof to any person or circumstances shall be invalid and unenforceable, the remaining provisions of this Agreement, the application or such term to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected.

Section 4.06 SUCCESSORS AND ASSIGNS. This Agreement is binding upon and shall inure to the benefit of Purchaser and Seller, their respective agents, employees, representatives, officers, directors, divisions, subsidiaries, affiliates, assigns, heirs, successors-in-interest and shareholders.

 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.


------------------                                            ------------------
Jeffrey R. Johnson                                            Thomas J. Axon
President and Chief Executive Officer